SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                July 24, 2003

PDF Solutions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-31311 (Commission File Number)	25-1701361 (IRS Employer Identification No.)

333 West San Carlos Street, Suite 700, San Jose, CA (Address of Principal Executive Offices)	95110 (Zip Code)

Registrant’s telephone number, including area code         (408) 280-7900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements and Exhibits
Item 9. Regulation FD Disclosure
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 7. Financial Statements and Exhibits.

     (c)     Exhibits.

99.1	Press Release dated July 24, 2003 regarding financial results and certain other information related to the second quarter of fiscal 2003

99.2	Press Release dated July 24, 2003 regarding the financial outlook for the third quarter of fiscal 2003

Item 9. Regulation FD Disclosure.

     The following information is furnished pursuant to Item 12, “Results of Operations and Financial Condition.”

     On July 24, 2003, PDF Solutions, Inc. issued a press release regarding its financial results and certain other information related to the second quarter of fiscal year 2003. Also on July 24, 2003, PDF Solutions, Inc. issued a press release regarding the financial outlook for the third quarter of fiscal 2003. A copy of each of these press releases is attached as Exhibit 99.1 and Exhibit 99.2.

Use of Non-GAAP Information

     In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles (GAAP), PDF Solutions also provides certain non-GAAP financial measures that exclude certain charges as additional information relating to its operating results. PDF’s management believes that the presentation of these measures provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations. PDF has also chosen to provide this information to investors to enable them to perform meaningful comparisons of its past, present and future operating results. These measures are not in accordance with, or an alternative to, GAAP and may be different from non-GAAP measures used by other companies. The calculations of non-GAAP financial measures have been adjusted to exclude the effects of amortization of stock-based compensation and intangibles, net of taxes.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDF Solutions, Inc.

By: Name:	/s/ P. Steven Melman P. Steven Melman
Title:	Vice President, Finance and Administration
and Chief Financial Officer

Dated: July 24, 2003

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EXHIBIT INDEX

Number	Exhibit

99.1	Press Release dated July 24, 2003 regarding financial results and certain other information related to the second quarter of fiscal 2003

99.2	Press Release dated July 24, 2003 regarding the financial outlook for the third quarter of fiscal 2003